Exhibit 3

                                STATE OF DELAWARE
                            CERTIFICATE OF OWNERSHIP

                             SUBSIDIARY INTO PARENT
                                                                     SECTION 253

                            CERTIFICATE OF OWNERSHIP
                                     MERGING

                        NETWORTH GOVERNMENT SYSTEMS, INC.

                                      INTO

                           NETWORTH TECHNOLOGIES, INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

NetWorth Technologies, Inc., a corporation incorporated on the 17th day of July, 1995, pursuant to the provisions of the General Corporation Law of the State of Delaware;

         DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of NetWorth Government Systems, Inc., a corporation incorporated on the 8th day of December, 2004 A.D., pursuant to the provisions of the Florida Business Corporation Act, and that this corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent in lieu of a meeting as of the 17th day of February, 2005 A.D., determined to and did merge into itself said NetWorth Government Systems, Inc., which resolution is in the following words to wit:

         WHEREAS this corporation lawfully owns 100% of the outstanding stock of NetWorth Government Systems, Inc., a corporation organized and existing under the laws of the State of Florida, and

         WHEREAS this corporation desires to merge into itself the said NetWorth Government Systems, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

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         NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said NetWorth Government Systems, Inc. and assumes all of its liabilities and obligations, and

         FURTHER RESOLVED, that an authorized officer of this corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said NetWorth Government Systems, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Sussex County; and

         FURTHER RESOLVED that NetWorth Technologies, Inc. relinquishes the corporate name "Colmena Corp." and assumes in place thereof the name NetWorth Technologies, Inc.; and

         FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

         IN WITNESS WHEREOF, said parent corporation has caused this certificate to be signed by its authorized officer this 18th day of February, 2005 A.D.


                                                     By: /s/ L. Joshua Eikov
                                                         Authorized Officer

                                                     Name:  L. Joshua Eikov
                                                     Title: President